UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 21, 2008

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

By letter dated June 21, 2008, Susan P. McGalla, President and Chief Merchandising Officer of American Eagle Outfitters, Inc. (the "Company") has advised the Company that she will not renew her employment agreement which expires, January 31, 2009.  Her responsibilities as President will be assumed by Jim O'Donnell, Chief Executive Officer, and the Company will conduct a search for a new Chief Merchandising Officer.

ITEM 7.01.	Regulation FD Disclosure

The information in this Item 7.01 of Form 8-K, including the accompanying exhibits, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

On June 26, 2008, the Company issued a press release regarding Ms. McGalla's employment with the Company.  A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1*	Press Release dated June 26, 2008 regarding Ms. McGalla's employment with the Company

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: June 26, 2008	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated June 26, 2008 regarding Ms. McGalla's employment with the Company

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.